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                                                                   EXHIBIT 12(b)


               UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                   (UNAUDITED)


                                                                                 Six Months Ended June 30,
                                                                                ---------------------------
Millions, Except Ratios                                                           2001               2000
                                                                                --------           --------
Earnings:
     Net income ......................................................          $    424           $    429
     Undistributed equity earnings ...................................               (15)                60
                                                                                --------           --------
Total earnings .......................................................               409                489
                                                                                --------           --------
Income taxes .........................................................               255                247
                                                                                --------           --------
Fixed charges:
     Interest expense including amortization of debt discount ........               359                362
     Portion of rentals representing an interest factor ..............                20                 86
                                                                                --------           --------
Total fixed charges ..................................................               379                448
                                                                                --------           --------
Earnings available for fixed charges .................................          $  1,043           $  1,184
                                                                                --------           --------
Ratio of earnings to fixed charges ...................................               2.8                2.6
                                                                                --------           --------